UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 29, 2009
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 29, 2009, Coinstar, Inc. (the “Company”) modified its credit agreement, dated as of November 20, 2007 and amended as of February 12, 2009 (the “Original Credit Agreement”), by amending and restating the Original Credit Agreement in its entirety (the “Amended and Restated Credit Agreement”). Among other changes, the Amended and Restated Credit Agreement provides for a new two-year $62,500,000 term loan (the “Term Facility”), proceeds of which, net of fees and closing costs, have been used to pay a portion of the deferred consideration payable by the Company in connection with its purchase of the outstanding interests in Redbox Automated Retail, LLC (“Redbox”) on February 26, 2009 (the “Redbox Obligation”). The Amended and Restated Credit Agreement allowed the Company to, subject to meeting certain conditions, make a single request on or before May 28, 2009 to increase the commitment under the Term Facility by a minimum amount of $10,000,000 and up to a maximum amount that would not cause the total commitment under the Term Facility to exceed $100,000,000 after giving effect to such increase. Pursuant to this provision, on April 30, 2009 an additional lender increased the commitment under the Term Facility by $25,000,000. A portion of the proceeds of this increase has also been used to pay a portion of the Redbox Obligation. After the increase on April 30, 2009, the Company is not entitled under the terms of the Amended and Restated Credit Agreement to additional increases under the Term Facility.
The interest rate applicable to the Term Facility is based upon, at the Company’s election, the Eurodollar Rate or the Base Rate, in each case plus an applicable margin that is determined by the Company’s consolidated leverage ratio. The applicable margins for the Term Facility are set forth below.

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate +	Base Rate +
1	≤1.50 to 1.00	3.75	2.75
2	>1.50 to 1.00 but ≤2.00 to 1.00	4.00	3.00
3	>2.00 to 1.00 but ≤2.50 to 1.00	4.25	3.25
4	>2.50 to 1.00 but ≤3.00 to 1.00	4.50	3.50
5	>3.00 to 1.00	4.75	3.75
Interest on the Term Facility is payable quarterly in arrears for amounts bearing interest determined by the Base Rate or the Eurodollar Rate where the interest period exceeds three months. Otherwise, interest on the Term Facility is payable in arrears on the last day of the interest period applicable to the amounts borrowed under the Term Facility. Principal of and accrued interest on the Term Facility is payable on April 29, 2011. The Company may prepay amounts borrowed under the Term Facility without premium or penalty (other than Eurodollar breakage costs), but amounts prepaid may not be reborrowed.
The Amended and Restated Credit Agreement does not modify the amount of the $400,000,000 revolving credit facility (the “Revolving Facility”) that was provided for in the Original Credit Agreement, provided that the provision of the Original Credit Agreement that allowed the Company to increase the size of the Revolving Facility by up to $50,000,000 (subject to obtaining commitments from lenders for such increase) was deleted in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement did not modify the interest rates or commitment fees that apply to the Revolving Facility. The Term Facility is subject to the same affirmative and negative covenants and events of default that govern the Revolving Facility.
As noted above, the Company has used proceeds of the Term Facility, as increased on April 30, 2009, to pay a portion of the Redbox Obligation. On April 30, 2009, the Company paid approximately $69.5 million to GetAMovie, Inc. (“GAM”) and approximately $12.2 million in the aggregate to the former minority and non-voting interest holders in Redbox. After the payments on April 30, 2009, the remaining deferred consideration payable to GAM is expected to be between approximately $17.9 million and $20.8 million and the remaining deferred consideration payable to the former minority and non-voting interest holders in Redbox is expected to be between approximately $3.2 million and $3.7 million.
Parties to the Amended and Restated Credit Agreement have in the past performed, and may in the future perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, compensation and expense reimbursement.
The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report include statements regarding the Company’s payment of deferred consideration in connection with the acquisition of the outstanding interests of Redbox. Forward-looking statements are not guarantees of future events and events may vary materially from those expressed or implied in such statements. Differences may result from actions taken by the Company, as well as from risks and uncertainties beyond the Company’s control. Such risks and uncertainties include, but are not limited to, meeting certain conditions relating to the acquisition of and payment for Redbox interests and actions resulting from federal, state, local and foreign laws and regulations or taken by governing bodies. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the Company, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 20, 2007 and amended and restated as of April 29, 2009, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, and the other lenders party thereto*

*	In reviewing this agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
Date: May 1, 2009	By:	/s/ Paul D. Davis
Paul D. Davis
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 20, 2007 and amended and restated as of April 29, 2009, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, and the other lenders party thereto

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